Exhibit 4.1

EIGHTEENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 31, 2019, among CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Issuer”), the parties identified as New Subsidiary Guarantors on the signature pages hereto (each, a “New Subsidiary Guarantor” and, collectively, the “New Subsidiary Guarantors”) and REGIONS BANK, as successor Trustee under the Indenture (the “Trustee”).

W I T N E S S E T H:

WHEREAS, each of the Issuer, the Guarantors and the Trustee have heretofore executed and delivered an Indenture as amended, supplemented, waived or otherwise modified (the “Indenture”), dated as of November 22, 2011, providing for the issuance of the 8.000% Senior Notes due 2019 (the “Securities”);

WHEREAS, each of the undersigned New Subsidiary Guarantors has deemed it advisable and in its best interest to execute and deliver this Supplemental Indenture, and to become a New Subsidiary Guarantor under the Indenture; and

WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Trustee, the Issuer and the New Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the New Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

SECTION 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

SECTION 2. Guaranties. Each of the New Subsidiary Guarantors hereby agrees to guarantee the Issuer’s obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture as a Subsidiary Guarantor.

SECTION 3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, shall inure to the benefit of the Trustee and every Holder of Securities heretofore or hereafter authenticated and the Issuer, the Trustee and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction of this Supplemental Indenture.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first above written.

CHS/Community Health Systems, Inc., a Delaware corporation

By:	/s/ Kevin J. Hammons
Kevin J. Hammons
Senior Vice President, Assistant Chief Financial Officer, Chief Accounting Officer and Treasurer

New Subsidiary Guarantors: CHSPSC, LLC, a Delaware limited liability company Clarksdale HMA, LLC, a Mississippi limited liability company

By:	/s/ Kevin J. Hammons
Kevin J. Hammons
Senior Vice President, Assistant Chief Financial Officer, Chief Accounting Officer and Treasurer of CHSPSC, LLC

Senior Vice President of Clarksdale HMA, LLC

Acting on behalf of each of the New Subsidiary Guarantors set forth above

[Signature Page to Eighteenth Supplemental Indenture (2019 Notes)]

Regions Bank, as Trustee

By:	/s/ Kristine Prall
Kristine Prall
Vice President

[Signature Page to Eighteenth Supplemental Indenture (2019 Notes)]